SECURED PROMISSORY NOTE
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$260,000                                                 SACRAMENTO, CALIFORNIA
                                                                  JULY 21, 2000

FOR VALUE RECEIVED, Ophthalmic Imaging Systems ("OIS") promises to pay to the order of MediVision Medical Imaging Ltd. or any other holder of this Note ("MediVision" or the "Holder") the principal sum of two hundred and sixty thousand dollars ($260,000) or so much thereof as may from time to time be owing hereunder by reason of advances by MediVision to or for the benefit or account of OIS. This Secured Promissory Note (this "Note") is given to evidence the Loan made by MediVision to OIS pursuant to that certain Loan and Security Agreement, dated July 13, 2000 (the "Security Agreement"), between OIS and MediVision. All initially capitalized terms used in this Note but not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement.

         1. Maturity. OIS shall repay the unpaid principal outstanding balance due and payable on October ___, 2000 (the "Maturity Date"); provided, however, that earlier repayment may be required pursuant to the Security Agreement.

         2. Interest. Interest on the principal amount hereof from time to time outstanding shall accrue at a rate of 9.3 % per annum computed on the basis of a year 365 days and actual days elapsed. Interest accrued on the principal amount hereof from time to time outstanding shall be due and payable monthly, in arrears, on the first calendar day of each month commencing August 1, 2000, and on the Maturity Date.

                  If, from any circumstances whatsoever, fulfillment of any provision herein shall, at the time of such fulfillment, involve payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limits so authorized by law, and if from any circumstance MediVision shall ever receive as interest an amount which exceeds the highest lawful rate applicable to this Note, such amount which would be excessive interest shall not be deemed interest, but shall be applied to the reduction of unpaid principal.

         3. Security Interest. This Note is secured as provided in and subject to the provisions of the Security Agreement. Reference is hereby made to the Security Agreement for a description of the provisions upon which the Note is to be secured, the nature and extent of the security and the rights of OIS and MediVision in respect of such security.

         4. Prepayment; Acceleration. This Note may be prepaid (in whole or in part) at any time, without any prepayment penalty or premium therefor at the option of OIS in its sole and absolute discretion. The unpaid principal balance of this Note is subject to acceleration as set forth in the Security Agreement. Following any such acceleration, in addition to MediVision's rights with respect to the Collateral described in the Security Agreement, MediVision may pursue any legal or equitable remedies that are available to it.

         5. Default. OIS will be deemed to be in default hereunder and the unpaid principal balance of this Note will become immediately due and payable on any Default under this Note or the Security Agreement.

         6.       Miscellaneous.

                  (a) OIS hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

                  (b) The Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

                  (c) The remedies of the Holder as provided herein and in the Security Agreement, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder's sole discretion, and may be exercised as often as occasion therefor shall occur.

                  (d) This Note shall be governed by and construed in accordance with and the laws of the State of California applicable to contracts wholly made and performed in the State of California (without giving effect to conflicts of law principles thereof).

                  (e) In the event of any action at law, suit in equity or arbitration proceeding in relation to the Security Agreement or this Note, the prevailing party shall be paid by the other party a reasonable sum for attorneys' fees and expenses incurred by the prevailing party therein.

         IN WITNESS WHEREOF, OIS has executed this Secured Promissory Note as of the date first above written.

OPHTHALMIC IMAGING SYSTEMS

By:
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Name:
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Title:
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